UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2012 (May 24, 2012)

BlackRock, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 810-5300

(Former name or former address, if changed since last report.)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On May 24, 2012, BlackRock, Inc. (“BlackRock”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, all director nominees were elected (Item 1). The proposal to amend BlackRock’s Amended and Restated Certificate of Incorporation to declassify BlackRock’s Board of Directors was approved (Item 2). In addition, the proposal to approve the compensation of the named executive officers as disclosed in BlackRock’s proxy statement, through an advisory resolution, was approved (Item 3). Finally, the stockholders ratified the retention of Deloitte & Touche LLP as BlackRock's independent registered public accounting firm for 2012 (Item 4). The following are the voting results on each matter submitted to BlackRock's stockholders at the Annual Meeting. The proposals are described in detail in BlackRock's definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 11, 2012.

Item 1 - Election to BlackRock’s Board of Directors of the following five nominees:

	For	Against	Abstain	Broker Non-Votes
William S. Demchak	111,852,760	4,480,078	45,381	9,340,038
Laurence D. Fink	114,266,989	2,059,209	52,021	9,340,038
Robert S. Kapito	112,182,741	4,155,812	39,666	9,340,038
Thomas H. O’Brien	114,842,759	1,489,913	45,547	9,340,038
Ivan G. Seidenberg	115,074,381	1,257,775	46,063	9,340,038

Item 2 - Approval of Amendment to BlackRock’s Amended and Restated Certificate of Incorporation:

For	Against	Abstentions	Broker Non-Votes
116,167,096	166,488	44,635	9,340,038

Item 3 - Approval of Compensation of the Named Executive Officers (Non-Binding Advisory Resolution):

For	Against	Abstentions	Broker Non-Votes
111,495,805	4,446,763	435,651	9,340,038

Item 4 - Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm:

For	Against	Abstentions
125,120,271	565,270	32,716

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Harris Oliner
Harris Oliner
Managing Director and Corporate Secretary

Date: May 29, 2012